Exhibit 10.2

SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

$75,000,000	New York, New York
March 11, 2014

FOR VALUE RECEIVED, LIQUIDITY SERVICES, INC., a corporation organized under the laws of the State of Delaware (the “Borrower”), promises to pay to the order of BANK OF AMERICA, N.A., a national banking association, its successors and assigns (the “Lender”), the principal sum of SEVENTY FIVE MILLION DOLLARS ($75,000,000) (the “Principal Sum”), or so much thereof as has been or may be advanced or re-advanced to or for the account of the Borrower pursuant to the terms and conditions of the Financing Agreement (as hereinafter defined), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

1.                                      Interest.

Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at a fluctuating rate of interest per annum equal to the LIBOR Daily Floating Rate, plus one and one quarter of one percent (1.25%).

All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

2.                                      Payments and Maturity.

The unpaid Principal Sum, together with interest thereon at the rate provided above, shall be payable as follows:

(a)                                 Interest only on the unpaid Principal Sum shall be due and payable monthly, commencing March 31, 2014, and on the last day of each month thereafter to maturity; and

(b)                                 Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on the Revolving Credit Expiration Date.

The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Financing Agreement will not affect the continuing validity of this Note or the Financing Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

Borrower hereby authorizes Lender to automatically deduct from Borrower’s account numbered [XXXX] the amount of each payment of principal (including without limitation the principal payment due on the final maturity date) and/or interest on the dates such payments become due.  If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment.  At any time and for any reason, Borrower or Lender may voluntarily terminate automatic payments as provided in this paragraph.

3.                                      Default Interest.

Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at the Post-Default Rate until such Event of Default is cured.

4.                                      Late Charges.

If the Borrower shall fail to make any payment under the terms of this Note within ten (10) days after the date such payment is due, the Borrower shall pay to the Lender on demand a late charge equal to two and one half of one percent (2.50%) of such payment.

5.                                      Application and Place of Payments.

All payments, made on account of this Note shall be applied first to the payment of any late charge then due hereunder, second to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum.  All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its principal office in Rockville, Maryland or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.

6.                                      Financing Agreement and Other Financing Documents.

This Note is the “Second Amended and Restated Note” described in that certain Third Amendment to Financing and Security Agreement by and between the Borrower and the Lender dated of even date herewith, which amends that certain Financing and Security Agreement dated April 30, 2010 by and between the Borrower and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Financing Agreement”). This Note amends and restates in its entirety that certain Amended and Restated Revolving Credit Note dated April 30, 2010 (the “Prior Note”) in the original principal amount of Seventy Five Million Dollars ($75,000,000) from the Borrower in favor of the Lender and shall be the Revolving Credit Note for purposes of the Financing Documents.  It is expressly agreed that the indebtedness evidenced by the Prior Note has not been extinguished or discharged hereby.  The indebtedness evidenced by this Note is included within the meaning of the term “Obligations” as defined in the Financing Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Financing Agreement.

7.                                      Security.

This Note is secured as provided in the Financing Agreement.

8.                                      Events of Default.

The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

(a)                                 The failure of the Borrower to pay to the Lender when due any and all amounts payable by the Borrower to the Lender under the terms of this Note; or

(b)                                 The occurrence of an Event of Default under the terms and conditions of any of the other Financing Documents.

9.                                      Remedies.

Upon the occurrence of an Event of Default, at the option of the Lender, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable by the Borrower to the Lender without notice to the Borrower or any other Person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Financing Documents and all applicable laws.  The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.

10.                               Expenses.

The Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses and all court costs.

11.                               Notices.

Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 8.1 of the Financing Agreement.

12.                               Miscellaneous.

Each right, power, and remedy of the Lender as provided for in this Note or any of the other Financing Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Financing Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies.  No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Financing Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times.  By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount.  No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

13.                               Partial Invalidity.

In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

14.                               Captions.

The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

15.                               Applicable Law.

The Borrower acknowledges and agrees that this Note shall be governed by the laws of the State, even though for the convenience and at the request of the Borrower, this Note may be executed elsewhere.

16.                               Consent to Jurisdiction.

The Borrower irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof over any suit, action, or proceeding arising out of or relating to this Note or any of the other Financing Documents.  The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.  Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon the Borrower as provided in this Note or as otherwise permitted by applicable law.

17.                               Service of Process.

The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower.  The Borrower irrevocably agrees that such service shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower.  Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the

Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

18.                               WAIVER OF TRIAL BY JURY.

THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS NOTE OR (B) THE FINANCING DOCUMENTS.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.

THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THE BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.

LIQUIDITY SERVICES, INC.

By:	/s/ James M. Rallo	(Seal)
James M. Rallo
Chief Financial Officer & Treasurer